Exhibit (17)(h)


                                    TRUSTEES

                                Robert H. Arnold
                                Dr. Eric Brucker
                              Robert J. Christian
                              Nicholas A. Giordano
                                Louis Klein, Jr.
                              Clement C. Moore, II
                                John J. Quindlen
                                Mark A. Sargent
                                  Neil Wolfson
                             ________________________


                                    OFFICERS

                            Neil Wolfson, President/
                             Chief Executive Officer
                         John J. Kelley, Vice President/
                            Chief Financial Officer,
                            Treasurer and Secretary
                          Eric Cheung, Vice President
                      Joseph M. Fahey, Jr., Vice President
                    William P. Richards, Jr., Vice President
                               Anna M. Bencrowsky,
                            Chief Compliance Officer
                            ________________________


                               INVESTMENT ADVISER

                        Roxbury Capital Management, LLC
                       100 Wilshire Boulevard, Suite 1000
                             Santa Monica, CA 90401
                            ________________________


                                   CUSTODIAN

                            Wilmington Trust Company
                            1100 North Market Street
                              Wilmington, DE 19890
                            ________________________


                                TRANSFER AGENT,
                             SUB-ADMINISTRATOR AND
                                ACCOUNTING AGENT

                                   PFPC Inc.
                              301 Bellevue Parkway
                              Wilmington, DE 19809
                            ________________________


                            _________________________
                           |   Visit us online at    |
                           |  www.RoxburyFunds.com   |
                            _________________________



This annual report is authorized for distribution only to shareholders and to others who have received a current prospectus of The Roxbury Funds.




                                 R O X B U R Y

                            CAPITAL MANAGEMENT, LLC


                    ________________________________________


                                      THE

                                 ROXBURY FUNDS




                             Small-Cap Growth Fund

                                  Mid-Cap Fund


                    ________________________________________


                                 Annual Report
                                 June 30, 2006


                    ________________________________________

The Roxbury Funds
_________________
  Letter to Shareholders
________________________________________________________________________________


Dear Shareholder:

         The stock market's moves over the past year can best be described as "manic-depressive." We've seen significant volatility throughout the period, especially during the last few months. There's little doubt that investors are nervous about rising interest rates, high gas prices, inflation fears, and mixed signs regarding the state of the economy.

         But how much have these macroeconomic variables changed the fundamentals of the companies we tend to own in our Funds? In our opinion, not that much.

         Famed investor and professor Benjamin Graham illuminated on the stock market's incessant need to swing wildly, without regard to what was happening with the underlying businesses, by sharing an allegory with his students titled "Mr. Market." Graham's most famous pupil, Warren Buffett, further elaborated on this make-believe person in Berkshire Hathaway's 1987 annual report.

         To paraphrase, Buffett imagined that you and Mr. Market are partners in a private business. Each day, without fail, Mr. Market is willing to buy your interest in the business (or sell you his) for a given price. The business is stable, but Mr. Market isn't. On days when Mr. Market is happy and feeling great, he's willing to quote a very high price for your shares. On other days, when he is down in the dumps and sees nothing but trouble ahead, he is only willing to pay a very low price.

         Again, nothing fundamental about the company has changed. It merely has to do with Mr. Market's mood at that particular moment in time.

         Another endearing quality of Mr. Market is that he doesn't mind being snubbed. If you ignore his offer today, he'll be back with a new one tomorrow. Sometimes the price will be higher, other days lower. You are free to either ignore his offer or take advantage of it.

         To avoid getting tangled in Mr. Market's web, it's crucial for you, as an investor, to use such periods of volatility to your advantage, most notably by buying shares of your favorite companies at lower prices. That's exactly what we try to do at The Roxbury Funds.

         Unfortunately, this is the opposite of how most individuals react. Have you ever noticed how people are always on the lookout for the lowest prices on everything except stocks? They'll spend weeks searching for the best possible sale on virtually all other products-from televisions to refrigerators-while fretting when stock prices go down.

         Actually, this unusual behavior applies to virtually every asset class. How many of your friends discussed the wisdom of investing in real estate back in the 1990s? Now that home prices have doubled and tripled, such talk has been the main topic of conversation at cocktail parties everywhere in recent years.

         The point is that our human emotions often get excited about investing at the wrong time. That's why it's essential to follow a disciplined approach to investing that doesn't depend on what is happening with the overall stock market or other emotionally driven factors. This is a tenet we have believed in strongly since Roxbury's founding. Our portfolio managers all adhere to a patient and disciplined investment process that seeks to filter out the "noise" in the marketplace that can cause one to make the wrong emotionally-driven decisions.

The Roxbury Funds
_________________
  Letter to Shareholder - continued
________________________________________________________________________________


         Despite all the ups and downs, it was a good year for the market overall. The small-cap Russell 2000 Growth Index was up 14.58%. Mid-cap growth stocks also put in an impressive showing, with the Russell Midcap Growth Index rising 13.04%. Even large-cap stocks, as measured by the Standard & Poor's 500 Index, increased 8.63%.

         You'll learn more about the performance of each individual Fund in the following pages. While not all beat their benchmarks during the past year, every one put up positive numbers for the period, most in the double-digits.

         As always, we appreciate your continued trust and are grateful for the opportunity to serve your investment needs.


         Sincerely,


         /s/ Brian C. Beh                         /s/ Neil Wolfson
         President and Chief Operating Officer    President
         Roxbury Capital Management, LLC          WT Mutual Fund



The above comments reflect the investment adviser's views generally regarding the market and the economy, were current as of the date of this letter, and are subject to change at any time.

The Roxbury Funds
_________________
  Management Discussion of Fund Performance
________________________________________________________________________________


Roxbury Small-Cap Growth Fund

         It was an excellent year for small-cap growth stocks, though investors were treated to plenty of volatility along the way. The market had to contend with fears of inflation, ongoing Fed tightening, signs of economic slowing, and a reevaluation of how much risk to take in the current environment, among other things.

         Nevertheless, we are pleased to report that The Roxbury Small-Cap Growth Fund gained 18.17% during this period, significantly outperforming the Russell 2000 Growth Index, which was up 14.58%.

         We attribute the Fund's impressive showing to good stock picking across the board. Our financial services, healthcare, industrial, and consumer staples stocks did especially well compared to the benchmark. Despite weakness in some of our consumer discretionary, energy, and materials holdings, strength from positive performers in other areas fueled these impressive returns.

         The Fund experienced nice gains in shares of SiRF Technology, a maker of GPS navigation devices; FreightCar America, which develops aluminum body cars for railroads and shippers; and Herbalife, a multi-level marketer that makes everything from nutritional supplements and weight-control tablets to shampoos, lotions, and body oil.

         A number of consumer names fell following concerns that a spike in oil prices would dampen discretionary spending. Among the weaker performers were retailers Hot Topic and Cost Plus, along with form mattress maker Tempur-Pedic.

         Notable new buys during the period included Waste Connections (an integrated solid waste services company), Mobile Mini (a manufacturer of portable storage solutions), UTi Worldwide (a provider of freight forwarding and other logistics-related services), Spectranetics (a maker of cardiovascular excimer lasers), Zoran (a leading provider of digital solutions), and Net Logic Microsystems (a fabless semiconductor company).

         Significant sales during the period included filter products and services maker Clarcor, home and workplace furnishings manufacturer Knoll, home healthcare nursing services provider Amedisys, thin-film media maker Komag, specialty gas distributor Airgas, and men's retailer Jos. A. Bank Clothiers.

         The reason small-caps have done so well, in our opinion, is because business is pretty good right now. The economy is strong, corporate profits are healthy, and companies are talking positively about future growth prospects.

         Although there are indications that consumer spending is starting to taper off, we believe the economy is strong overall. In fact, the correction experienced by small-caps during the past few months, combined with negative investor sentiment (a contrarian indicator) and positive comments coming from the management of the companies in our portfolio, gives us reason to be even more optimistic about the future prospects for small-cap growth stocks going forward. We think the potential for upward progress through the remainder of 2006 is good and are using any bumps in the road to position the Fund even more strongly for the current environment.

         Very truly yours,


         /s/ Steven Marshman, CFA        /s/ Robert C. Marvin, CFA, CPA
         Portfolio Manager/Analyst       Portfolio Manager/Analyst


         /s/ Brian Smoluch, CFA
         Portfolio Manager/Analyst

The Roxbury Funds
_________________
  Management Discussion of Fund Performance - continued
________________________________________________________________________________


         The top ten holdings of the Small-Cap Growth Fund as of June 30, 2006, representing approximately 19.4% of total investments were:


                                                       Percent of
10 Largest Holdings                                Total Investments
___________________                                _________________

Sciele Pharmaceutical Co. ........................       2.2%
Herbalife, Ltd. ..................................       2.2%
Wesco International, Inc. ........................       2.0%
United Surgical Partners International, Inc. .....       2.0%
Equinix, Inc. ....................................       2.0%
Alliance Data Systems Corp. ......................       1.9%
Affiliated Managers Group, Inc. ..................       1.9%
Granite Construction, Inc. .......................       1.8%
Laureate Education, Inc. .........................       1.7%
Trammell Crow Co. ................................       1.7%

The Roxbury Funds
_________________
  Management Discussion of Fund Performance - continued
________________________________________________________________________________


                         Roxbury Small-Cap Growth Fund
      Comparison of Change in Value of a Hypothetical $10,000 Investment*


        [PERPORMANCE LINE GRAPH WAS REPRESENTED IN THE PRINTED MATERIAL]


_______________________________________________________________________________

                          Average Annual Total Return
_______________________________________________________________________________

                                                                     Since
                                                         1 Year    Inception
                                                         ______    _________

Roxbury Small-Cap Growth Fund Institutional Shares       18.17%    23.03% (1)
Roxbury Small-Cap Growth Fund Investor Shares            17.91%    15.80% (1)
Russell 2000(R) Growth Index                             14.58%    19.73% (2)
_______________________________________________________________________________

____________________

* Performance quoted represents past performance and does not guarantee future results. Investment return and principal value will fluctuate. Shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than that shown here. Performance data current to the most recent month-end is available by calling 800-497-2960.

     An investment in the Fund is not insured by the FDIC or any other governmental agency, is not a deposit of or other obligation of or guaranteed by Wilmington Trust or any other bank or entity, and is subject to risks including a possible loss of the principal amount invested.

     The performance information shown in the line graph is that of the Institutional Shares. Performance of the Investor Shares, which are subject to an annual servicing fee of 0.25%, will be less than the Institutional Shares.

     The performance in the above table does not reflect the deduction of taxes a shareholder would pay on Fund distributions or redemption of Fund shares.

     Small company stocks may be subject to a higher degree of market risk than the securities of more established companies because they tend to be more volatile and less liquid.

(1) The Institutional Shares commenced operations on January 2, 2003 and the Investor Shares commenced operations on September 30, 2004.

(2) Russell 2000(R) Growth Index measures the performance of those Russell 2000 companies with higher price-to-book ratios and higher forecasted growth values. Russell 2000(R) Index measures the performance of the 2,000 smallest companies in the Russell 3000(R) Index, which represents approximately 8% of the total market capitalization of the Russell 3000(R) Index. The Russell 3000(R) Index measures the performance of the 3,000 largest U.S. companies based on total market capitalization, which represents approximately 98% of the investable U.S. equity market. You cannot invest in an index. The Russell 2000(R) Growth Index returns shown above are for the period January 2, 2003 through June 30, 2006.

     Distributed by Professional Fund Distributor, LLC.

The Roxbury Funds
_________________
  Management Discussion of Fund Performance - continued
________________________________________________________________________________


Roxbury Mid-Cap Fund

         The market continued its rise through much of the past year, before declining in the most recent quarter. Previous concerns about higher oil prices, increased interest rates, and whether the slowing housing market would impact consumer spending began to intensify. This, in turn, triggered profit taking by investors. The recent correction was a typical flight to safety, with investors preferring large blue-chips and selling smaller capitalization stocks. Technology, consumer cyclicals, and healthcare have been the worst performing groups of late. Meanwhile, energy, utilities, and consumer staples (food, household products, etc.) stocks recorded moderate gains during the year. It's not that surprising to see smaller capitalization stocks sell off more severely, since that is the area that investors have been making the most money in over the last three years.

         As of June 30, 2006, the Roxbury Mid-Cap Fund returned 11.67% for the prior twelve months, compared to 13.04% for the Russell Midcap Growth Index.

         Companies in the Standard & Poor's 500 Index grew earnings at a mid-teens rate during the fiscal year, and are expected to have high single-digit earnings growth over the next 12 months. Mid-cap companies have also grown earnings at a double-digit pace, yet are expected to maintain that growth rate over the next year. The recent market pullback has made long-term valuations more attractive, and we are actively seeking out new investment opportunities.

         Corporations are currently flush with cash, and profit margins remain strong. Wages are rising as workers demand compensation to offset the rising cost of living. Despite a few high-profile layoff announcements, job growth continues and unemployment remains low. Based on what we are hearing from the companies in our portfolio, the labor supply for skilled workers remains tight. This is important because wages and jobs must support consumers, given that stimulus from lower interest rates and cash-out home refinancing is no longer available.

         Though we are optimistic about the long-term, the markets could remain challenging in the coming months in the face of continued rising interest rates and a slowdown in consumer spending. Current cash balances in the Fund have risen, but remain below 10%. This will allow us to take advantage of any further declines in stocks that may occur in the seasonally slow summer months.

         We continue to believe that investing in a portfolio of high quality, profitable, growing companies, which trade at attractive valuations, is a winning long-term strategy. We also note that stock valuations are well within historical ranges and corporations are more often exceeding their objectives and continuing to raise their forecasts.

         Very truly yours,


         /s/ Alfred J. Lockwood
         Portfolio Manager/Analyst

The Roxbury Funds
_________________
  Management Discussion of Fund Performance - continued
________________________________________________________________________________


         The top ten holdings of the Mid-Cap Fund as of June 30, 2006, representing approximately 28.7% of total investments were:


                                                       Percent of
10 Largest Holdings                                Total Investments
___________________                                _________________

NII Holdings, Inc.* .............................        3.8%
Nuveen Investments - Class A ....................        3.2%
Alliance Data Systems Corp. .....................        3.1%
National Oilwell, Inc. ..........................        3.0%
UTI Worldwide, Inc. .............................        2.7%
Sunstone Hotel Investors, Inc. ..................        2.7%
Circuit City Stores, Inc. - Carmax Group ........        2.7%
Willis Group Holdings Ltd. ......................        2.7%
Arthrocare Corp. ................................        2.4%
Microchip Technology, Inc. ......................        2.4%

The Roxbury Funds
_________________
  Management Discussion of Fund Performance - continued
________________________________________________________________________________


                              Roxbury Mid-Cap Fund
      Comparison of Change in Value of a Hypothetical $10,000 Investment*


        [PERPORMANCE LINE GRAPH WAS REPRESENTED IN THE PRINTED MATERIAL]


_______________________________________________________________________________

                          Average Annual Total Return
_______________________________________________________________________________

                                                                      Since
                                               1 Year     5 Year    Inception
                                               ______     ______    _________

Roxbury Mid-Cap Fund Investor Shares           11.67%     3.67%     5.27% (1)
Roxbury Mid-Cap Fund Institutional Shares      11.84%      -        9.61% (1)
Russell Midcap(R) Growth Index                 13.04%     4.76%     0.51% (2)

_______________________________________________________________________________


____________________

* Performance quoted represents past performance and does not guarantee future results. Investment return and principal value will fluctuate. Shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than that shown here. Performance data current to the most recent month-end is available by calling 800-497-2960.

     An investment in the Fund is not insured by the FDIC or any other governmental agency, is not a deposit of or other obligation of or guaranteed by Wilmington Trust or any other bank or entity, and is subject to risks including a possible loss of the principal amount invested.

     The performance information shown in the line graph is that of the Investor Shares. Performance of the Institutional Shares, which are not subject to the annual servicing fee applied to Investor shares, will be different.

     The performance in the above table does not reflect the deduction of taxes a shareholder would pay on Fund distributions or redemption of Fund shares.

(1) The Institutional Shares commenced operations on February 8, 2005 and the Investor Shares commenced operations on December 14, 2000.

(2) Russell Midcap(R) Growth Index measures the performance of those Russell Midcap companies with higher price-to-book ratios and higher forecasted growth values. The stocks are also members of the Russell 1000(R) Growth Index. Russell 1000(R) Growth Index measures the performance of those Russell 1000 companies with higher price-to-book ratios and higher forecasted growth values. Russell 1000(R) Index measures the performance of the 1,000 largest companies in the Russell 3000(R) Index, which represents approximately 92% of the total market capitalization of the Russell 3000(R) Index. As of the latest reconstitution, the average market capitalization was approximately $13.0 billion; the median market capitalization was approximately $4.6 billion. The smallest company in the index had an approximate market capitalization of $1.8 billion. The Russell Midcap(R) Growth Index returns shown above are for the period December 14, 2000 through June 30, 2006.

     Distributed by Professional Fund Distributor, LLC.

The Roxbury Funds
_________________
  Expense Disclosure
________________________________________________________________________________


DISCLOSURE OF FUND EXPENSES

         The following Expense Tables are shown so that you can understand the impact of fees on your investment. All mutual funds have operating expenses. As a shareholder of a Fund, you incur ongoing costs, including management fees and other Fund expenses. A Fund's expenses are expressed as a percentage of its average net assets. This figure is known as the expense ratio. The following examples are intended to help you understand the ongoing costs (in dollars) of investing in a Fund and to compare these costs with the ongoing costs of investing in other mutual funds. The examples are based on an investment of $1,000 made at the beginning of the period shown and held for the entire period.

         The Expense Tables below illustrate your Fund's costs in two ways.

         o Actual fund return. The first line of each table below provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line under the heading entitled "Expenses Paid During Period" to estimate the expenses you paid on your account during the period.

         o Hypothetical 5% return. The second line of each table below provides information about hypothetical account values and hypothetical expenses based on the Fund's actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund's actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in the Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the tables are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges (loads), redemption fees, or exchange fees, if any. Therefore, the second line of each table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transactional costs were included, your costs would have been higher. The "Annualized Expense Ratio" reflects the actual expenses for the period indicated.

For the Period January 1, 2006 to June 30, 2006

Expense Tables

                                                               Beginning          Ending                       Expenses
                                                                Account           Account       Annualized       Paid
                                                                 Value             Value         Expense        During
                                                                1/01/06           6/30/06         Ratio         Period*
                                                            _____________       ___________    ___________    __________
Roxbury Small-Cap Growth Fund - Institutional Shares
Actual Fund Return .........................................  $1,000.00          $1,069.20         1.25%         $6.41
Hypothetical 5% Return Before Expenses .....................   1,000.00           1,018.60         1.25%          6.26

Roxbury Small-Cap Growth Fund - Investor Shares
Actual Fund Return .........................................  $1,000.00          $1,068.40         1.50%         $7.69
Hypothetical 5% Return Before Expenses .....................   1,000.00           1,017.36         1.50%          7.50


The Roxbury Funds
_________________
  Expense Disclosure - continued
________________________________________________________________________________


                                                               Beginning          Ending                       Expenses
                                                                Account           Account       Annualized       Paid
                                                                 Value             Value         Expense        During
                                                                1/01/06           6/30/06         Ratio         Period*
                                                            _____________       ___________    ___________    __________
Roxbury Mid-Cap Fund - Institutional Shares
Actual Fund Return .........................................  $1,000.00          $1,053.50         1.30%        $ 6.62
Hypothetical 5% Return Before Expenses .....................   1,000.00           1,018.35         1.30%          6.51

Roxbury Mid-Cap Fund - Investor Shares
Actual Fund Return .........................................  $1,000.00          $1,053.60         1.55%        $ 7.89
Hypothetical 5% Return Before Expenses .....................   1,000.00           1,017.11         1.55%          7.75
____________________


* Expenses are equal to the Fund's annualized expense ratio multiplied by the average account value over the period, multiplied by the number days in the most recent fiscal half-year, then divided by 365.

The Roxbury Funds
_________________
  Disclosure of Portfolio Holdings
________________________________________________________________________________


June 30, 2006

         The following tables present a summary of the portfolio holdings of the Roxbury Small-Cap Growth and Mid-Cap Funds as a percentage of their total investments.

Small-Cap Growth Fund

Common stocks
     Information Technology                                                29.8%
     Industrials                                                           21.1%
     Health Care                                                           15.2%
     Consumer Discretionary                                                12.7%
     Financials                                                            10.5%
     Energy                                                                 5.5%
     Consumer Staples                                                       2.2%
Short-Term Investments                                                      3.0%
                                                                          _____

                                                                          100.0%
                                                                          =====
Mid-Cap Fund

Common stocks
     Consumer Discretionary                                                19.9%
     Information Technology                                                18.7%
     Health Care                                                           17.7%
     Financials                                                            15.9%
     Industrials                                                           10.0%
     Energy                                                                 7.2%
     Telecommunication Services                                             3.8%
     Consumer Staples                                                       2.1%
Short-Term Investments                                                      4.7%
                                                                          _____

                                                                          100.0%
                                                                          =====

DISCLOSURE OF PORTFOLIO HOLDINGS

The Trust files a complete schedule of investments with the SEC for its first and third fiscal quarters on Form N-Q. Form N-Q is available without charge by visiting the SEC's website at http://www.sec.gov, or it may be viewed and copied at the SEC's Public Reference Room in Washington, D.C. (call 1-800-732-0330 for information on the operation of the Public Reference Room).

ROXBURY SMALL-CAP GROWTH FUND
_____________________________
  Investments / June 30, 2006

  (Showing Percentage of Total Investments)
________________________________________________________________________________


                                                                        Value
                                                     Shares            (Note 2)
                                                    ________         ___________
COMMON STOCK - 97.0%

     CONSUMER DISCRETIONARY - 12.7%

          Diversified Consumer Services - 1.7%

               Laureate Education, Inc.* ..........   81,800        $  3,487,134
                                                                     ___________
          Hotels, Restaurants, & Leisure - 2.3%

               Bob Evans Farms, Inc. ..............   81,705           2,451,967
               Ruby Tuesday, Inc. .................   91,291           2,228,413
                                                                     ___________

                                                                       4,680,380
                                                                     ___________
          Household Durables - 0.9%

               Champion Enterprises, Inc.* ........  156,405           1,726,711
                                                                     ___________
          Internet & Catalog Retail - 1.1%

               Nutri System Inc.* .................   35,540           2,208,100
                                                                     ___________
          Specialty Retail - 4.1%

               Build-A-Bear-Workshop, Inc.* .......   78,665           1,692,084
               Cost Plus, Inc.* ...................   99,935           1,465,047
               Guitar Center, Inc.* ..............    57,625           2,562,584
               Pacific Sunwear of California, Inc.*  135,350           2,426,826
                                                                     ___________

                                                                       8,146,541
                                                                     ___________
          Textiles, Apparel & Luxury Goods - 2.6%

               Quiksilver, Inc.* ..................  253,275           3,084,890
               Wolverine World Wide, Inc. .........   90,800           2,118,364
                                                                     ___________

                                                                       5,203,254
                                                                     ___________

          TOTAL CONSUMER DISCRETIONARY ..........................     25,452,120
                                                                     ___________
     CONSUMER STAPLES - 2.2%

          Personal Products - 2.2%

               Herbalife, Ltd.* ...................  109,660           4,375,434
                                                                     ___________

          TOTAL CONSUMER STAPLES ................................      4,375,434
                                                                     ___________
     ENERGY - 5.5%

          Energy Equipment & Services - 5.2%

               Hercules Offshore, Inc.* ...........   70,475           2,466,625
               Todco - Class A ....................   55,470           2,265,950
               Unit Corp.* ........................   43,280           2,462,199
               Universal Compression
                  Holdings, Inc.* .................   51,925           3,269,717
                                                                     ___________

                                                                      10,464,491
                                                                     ___________


          Oil, Gas & Consumable Fuel - 0.3%

               Exco Resources. Inc.* ..............   53,380        $    608,532
                                                                     ___________

          TOTAL ENERGY ..........................................     11,073,023
                                                                     ___________
     FINANCIALS - 10.5%

          Capital Markets - 2.9%

               Affiliated Managers Group, Inc.* ...   44,270           3,846,620
               Greenhill & Co., Inc. ..............   17,270           1,049,325
               Thomas Weisel Partners Group,
                  Inc.* ...........................   43,665             830,072
                                                                     ___________

                                                                       5,726,017
                                                                     ___________
          Diversified Financial Services - 0.6%

               PGT, INC.* .........................   82,400           1,301,920
                                                                     ___________

          Insurance - 1.1%

               Navigators Group, Inc.* ............   48,735           2,135,567
                                                                     ___________
          Real Estate Investment Trusts - 3.0%

               Alexandria Real Estate Equities,
                  Inc. ............................   32,955           2,922,449
               Lasalle Hotel Properties ...........   66,525           3,080,108
                                                                     ___________

                                                                       6,002,557
                                                                     ___________
          Real Estate Management & Development - 2.9%

               Jones Lang LaSalle, Inc. ...........   26,460           2,316,573
               Trammell Crow Co.* .................   98,875           3,477,434
                                                                     ___________

                                                                       5,794,007

                                                                     ___________

          TOTAL FINANCIALS ......................................     20,960,068
                                                                     ___________
     HEALTH CARE - 15.2%

          Biotechnology - 0.7%

               Senomyx, Inc.* .....................   96,610           1,394,082
                                                                     ___________
          Health Care Equipment & Supplies - 4.8%

               American Medical Systems Holdings,
                  Inc.* ...........................  108,880           1,812,852
               Gen-Probe, Inc.* ...................   52,070           2,810,739
               Intermagnetics General Corp.* ......  112,325           3,030,528
               NMT Medical, Inc.* .................   97,375             974,724
               Spectranetics Corp.* ...............   82,135             880,487
                                                                     ___________

                                                                       9,509,330
                                                                     ___________


    The accompanying notes are an integral part of the financial statements.

ROXBURY SMALL-CAP GROWTH FUND
_____________________________
  Investments / June 30, 2006 - continued
________________________________________________________________________________


                                                                        Value
                                                     Shares            (Note 2)
                                                    ________         ___________

          Health Care Providers & Services - 4.5%

               PSS World Medical, Inc.* ...........  151,470        $  2,673,445
               Sunrise Senior Living, Inc.* .......   50,600           1,399,090
               Symbion, Inc.* .....................   44,685             927,661
               United Surgical Partners
                  International, Inc.* ............  133,685           4,019,908
                                                                     ___________

                                                                       9,020,104
                                                                     ___________
          Health Care Technology - 1.2%

               Per-Se Technologies, Inc.* .........   98,895           2,490,176
                                                                     ___________
          Life Sciences Tools & Services - 1.1%

               Serologicals Corp.* ................   67,635           2,126,445
                                                                     ___________
          Pharmaceuticals - 2.9%

               Adams Respiratory Therapeutics* ....   31,605           1,410,215
               Sciele Pharmaceutical Co.* .........  190,345           4,414,101
                                                                     ___________

                                                                       5,824,316
                                                                     ___________

          TOTAL HEALTH CARE ....................................      30,364,453
                                                                     ___________
     INDUSTRIALS - 21.1%

          Aerospace & Defense - 1.2%

               Armor Holdings, Inc.* ..............   43,255           2,371,672
                                                                     ___________
          Air Freight & Logistics - 1.2%

               UTI Worldwide, Inc. ................   96,620           2,437,723
                                                                     ___________
          Building Products - 1.3%

               NCI Building Systems, Inc.* ........   47,005           2,499,256
                                                                     ___________
          Commercial Services & Supplies - 8.7%

               Huron Consulting Group, Inc.* ......   52,510           1,842,576
               ICT Group, Inc.* ...................   46,795           1,147,881
               Kenexa Corp.* ......................   65,780           2,095,093
               Labor Ready, Inc.* .................   67,745           1,534,424
               Mobile Mini, Inc.* .................   92,320           2,701,283
               Resources Connection, Inc.* ........   77,840           1,947,557
               The Advisory Board Co.* ............   67,385           3,240,545
               Waste Connections, Inc.* ...........   78,535           2,858,674
                                                                     ___________

                                                                      17,368,033
                                                                     ___________
          Construction & Engineering - 2.7%

               Granite Construction, Inc. .........   79,410           3,594,891
               Williams Scotsman International,
                  Inc.* ...........................   86,560           1,890,470
                                                                     ___________

                                                                       5,485,361
                                                                     ___________
          Electrical Equipment - 0.9%

               Energy Conversion Devices, Inc.* ...   46,980        $  1,711,481
                                                                     ___________
          Machinery - 2.0%

               IDEX Corp. .........................   49,250           2,324,600
               Oshkosh Truck Corp. ................   35,565           1,690,049
                                                                     ___________

                                                                       4,014,649
                                                                     ___________
          Trading Companies & Distributors - 3.1%

               Houston Wire & Cable Co.* ..........   23,550             405,060
               Interline Brands, Inc.* ............   74,675           1,745,901
               Wesco International, Inc.* .........   58,840           4,059,960
                                                                     ___________

                                                                       6,210,921
                                                                     ___________

          TOTAL INDUSTRIALS .....................................     42,099,096
                                                                     ___________
     INFORMATION TECHNOLOGY - 29.8%

          Communications Equipment - 4.7%

               CIENA Corp.* .......................  497,755           2,394,201
               Oplink Communications, Inc.* .......   52,825             967,226
               Superior Essex, Inc.* ..............   93,070           2,785,585
               Symmetricom, Inc.* .................  249,395           1,763,223
               Viasat, Inc.* ......................   55,940           1,436,539
                                                                     ___________

                                                                       9,346,774
                                                                     ___________
          Computers & Peripherals - 2.2%

               Electronics for Imaging, Inc.* .....  133,950           2,796,876
               Stratasys, Inc.* ...................   53,515           1,576,552
                                                                     ___________

                                                                       4,373,428
                                                                     ___________
          Electronic Equipment & Instruments - 1.8%

               Electro Scientific Industries, Inc.*   63,815           1,148,032
               Nam Tai Electronics, Inc. ..........  111,830           2,501,637
                                                                     ___________

                                                                       3,649,669
                                                                     ___________
          Internet Software & Services - 3.9%

               Ariba, Inc.* .......................  219,955           1,810,230
               Equinix, Inc.* .....................   71,970           3,948,274
               Interwoven, Inc.* ..................  232,600           1,995,708
                                                                     ___________

                                                                       7,754,212
                                                                     ___________
          IT Services - 4.5%

               Alliance Data Systems Corp.* .......   66,060           3,885,649
               Gartner, Inc. - Class A* ...........   81,685           1,159,927
               SRA International, Inc. - Class A*     61,295           1,632,286
               The BISYS Group, Inc.* .............  168,460           2,307,902
                                                                     ___________

                                                                       8,985,764
                                                                     ___________


    The accompanying notes are an integral part of the financial statements.

ROXBURY SMALL-CAP GROWTH FUND
_____________________________
  Investments / June 30, 2006 - continued
________________________________________________________________________________


                                                                        Value
                                                     Shares            (Note 2)
                                                    ________         ___________

          Semiconductors & Semiconductor Equipment - 10.7%

               Brooks Automation, Inc.* ...........  116,535        $  1,375,113
               DSP Group, Inc* ....................   69,805           1,734,654
               Emcore Corp.* ......................  159,860           1,534,656
               FEI Co.* ...........................  129,720           2,942,049
               International Rectifier Corp.* .....   55,260           2,159,561
               Netlogic Microsystems, Inc.* .......   78,975           2,546,944
               Sigma Designs, Inc.* ...............   77,010             726,204
               Silicon Image, Inc.* ...............  158,105           1,704,372
               Sirf Technology Holdings, Inc.* ....   63,205           2,036,465
               Supertex, Inc.* ....................   34,040           1,359,558
               Verigy Ltd.* .......................   61,465             969,303
               Zoran Corp.* .......................   94,885           2,309,501
                                                                     ___________

                                                                      21,398,380
                                                                     ___________

          Software - 2.0%

               Manhattan Associates, Inc.* ........   78,315           1,589,011
               Witness Systems, Inc.* .............  126,445           2,550,396
                                                                     ___________

                                                                       4,139,407
                                                                     ___________

          TOTAL INFORMATION TECHNOLOGY ..........................     59,647,634
                                                                     ___________
          TOTAL COMMON STOCK
             (COST $172,220,370) ................................    193,971,828
                                                                     ___________

SHORT-TERM INVESTMENTS - 3.0%

     BlackRock Liquidity Funds
       TempCash Portfolio -
      Institutional Series ....................... 3,016,820        $  3,016,820
     BlackRock Liquidity Funds
       TempFund Portfolio -
      Institutional Series ....................... 3,016,820           3,016,820
                                                                     ___________
  TOTAL SHORT-TERM INVESTMENTS
     (COST $6,033,640) ..........................................      6,033,640
                                                                     ___________
    TOTAL INVESTMENTS - 100.0%
     (COST $178,254,010) (1) ....................................   $200,005,468
                                                                    ============
____________________

*    Non-income producing security.
(1) The cost for Federal income tax purposes is $179,376,878. At June 30, 2006 net unrealized appreciation was $20,628,590. This consisted of aggregate gross unrealized appreciation for all securities for which there was an excess of market value over tax cost of $28,520,889, and aggregate gross unrealized depreciation for all securities for which there was an excess of tax cost over market value of $7,892,299.

        The accompanying notes are an integral part of the financial statements.

ROXBURY MID-CAP FUND
____________________
  Investments / June 30, 2006

  (Showing Percentage of Total Investments)
________________________________________________________________________________


                                                                        Value
                                                     Shares            (Note 2)
                                                    ________         ___________

COMMON STOCK - 95.3%

     CONSUMER DISCRETIONARY - 19.9%

          Diversified Consumer Services - 2.0%

               Bright Horizons Family Solutions,
                  Inc.* ...........................    3,900        $    146,991
               Strayer Education, Inc. ............    1,300             126,256
                                                                     ___________

                                                                         273,247
                                                                     ___________
          Hotels, Restaurants, & Leisure - 1.0%

               The Cheesecake Factory, Inc.* ......    4,800             129,360
                                                                     ___________
          Specialty Retail - 16.9%

               Advance Auto Parts, Inc. ...........    7,400             213,860
               Bed Bath & Beyond, Inc.* ...........    7,400             245,458
               Chico's FAS, Inc.* .................   10,200             275,196
               Circuit City Stores, Inc. -
                  Carmax Group* ...................   10,000             354,600
               Guitar Center, Inc.* ...............    5,200             231,244
               PetSmart ...........................   11,000             281,600
               Ross Stores, Inc. ..................    9,515             266,896
               Tractor Supply Co.* ................    4,700             259,769
               Urban Outfitters, Inc.* ............    6,500             113,685
                                                                     ___________

                                                                       2,242,308
                                                                     ___________

          TOTAL CONSUMER DISCRETIONARY .........................       2,644,915
                                                                     ___________
     CONSUMER STAPLES - 2.1%

          Personal Products - 2.1%

               Herbalife, Ltd.* ...................    6,900             275,310
                                                                     ___________

          TOTAL CONSUMER STAPLES ................................        275,310
                                                                     ___________
     ENERGY - 7.2%

          Energy Equipment & Services - 7.2%

               National Oilwell, Inc.* ............    6,200             392,584
               Noble Corp. ........................    3,800             282,796
               Weatherford International, Inc.* ...    5,500             272,910
                                                                     ___________

                                                                         948,290
                                                                     ___________

          TOTAL ENERGY ..........................................        948,290
                                                                     ___________
     FINANCIALS - 15.9%

          Capital Markets - 3.3%

               Nuveen Investments - Class A .......   10,000             430,500
                                                                     ___________

          Commercial Banks - 1.9%

               Commerce Bancorp, Inc. .............    3,300        $    117,711
               East West Bancorp, Inc. ............    3,700             140,267
                                                                     ___________

                                                                         257,978
                                                                     ___________
          Insurance - 2.7%

               Willis Group Holdings Ltd. .........   11,000             353,100
                                                                     ___________
          Real Estate Investment Trusts - 2.7%

               Sunstone Hotel Investors, Inc. .....   12,400             360,344
                                                                     ___________
          Real Estate Management & Development - 2.1%

               CB Richard Ellis Group, Inc.* ......   11,400             283,860
                                                                     ___________
          Thrifts & Mortgage Financing - 3.2%

               Accredited Home Lenders
                  Holding Co.* ....................    2,900             138,649
               Hudson City Bancorp, Inc. ..........   21,600             287,928
                                                                     ___________

                                                                         426,577
                                                                     ___________

          TOTAL FINANCIALS ......................................      2,112,359
                                                                     ___________
     HEALTH CARE - 17.7%

          Health Care Equipment & Supplies - 9.2%

               Arthrocare Corp.* ..................    7,600             319,276
               Cytyc Corp.* .......................   10,100             256,136
               Gen-Probe, Inc.* ...................    2,600             140,348
               Intuitive Surgical, Inc.* ..........    2,200             259,534
               Lifecell Corp.* ....................    4,200             129,864
               Varian Medical Systems, Inc.* ......    2,500             118,375
                                                                     ___________

                                                                       1,223,533
                                                                     ___________
          Health Care Providers & Services - 5.2%

               Henry Schein, Inc.* ................    5,600             261,688
               Omnicare, Inc. .....................    3,100             147,002
               Psychiatric Solutions, Inc.* .......    9,500             272,270
                                                                     ___________

                                                                         680,960
                                                                     ___________
          Life Sciences Tools & Services - 3.3%

               Millipore Corp.* ...................      4,100           258,259
               Ventana Medical Systems, Inc.* .....      3,800           179,284
                                                                     ___________

                                                                         437,543
                                                                     ___________

          TOTAL HEALTH CARE .....................................      2,342,036
                                                                     ___________


    The accompanying notes are an integral part of the financial statements.

ROXBURY MID-CAP FUND
____________________
  Investments / June 30, 2006 - continued
________________________________________________________________________________


                                                                        Value
                                                     Shares            (Note 2)
                                                    ________         ___________

     INDUSTRIALS - 10.0%

          Air Freight & Logistics - 2.7%

               UTI Worldwide, Inc. ................   14,400         $  363,312
                                                                     ___________
          Commercial Services & Supplies - 3.0%

               Stericycle, Inc.* ..................    4,050             263,655
               The Corporate Executive Board Co.       1,350             135,270
                                                                     ___________

                                                                         398,925
                                                                     ___________
          Electrical Equipment - 2.2%

               Rockwell Automation, Inc. ..........    4,000             288,040
                                                                     ___________
          Trading Companies & Distributors - 2.1%

               MSC Industrial Direct Co., Inc. -
                  Class A .........................    5,900             280,663
                                                                     ___________

          TOTAL INDUSTRIALS .....................................      1,330,940
                                                                     ___________
     INFORMATION TECHNOLOGY - 18.7%

          Communications Equipment - 2.3%

               F5 Networks, Inc.* .................    5,700             304,836
                                                                     ___________
          Internet Software & Services - 2.5%

               j2 Global Communications Inc.* .....    5,200             162,344
               Webex Communications, Inc.* ........    4,600             163,484
                                                                     ___________

                                                                         325,828
                                                                     ___________
          IT Services - 6.1%

               Alliance Data Systems Corp.* .......    7,000             411,740
               Global Payments, Inc. ..............    4,400             213,620
               Heartland Payment Systems, Inc.* ...    6,400             178,432
                                                                     ___________

                                                                         803,792
                                                                     ___________

          Semiconductors & Semiconductor Equipment - 6.7%

               Broadcom Corp. Class A* ............    8,700         $   261,435
               Hittite Microwave Corp.* ...........    3,400             122,944
               Microchip Technology, Inc. .........    9,400             315,370
               Silicon Laboratories, Inc.* ........    5,500             193,325
                                                                     ___________

                                                                         893,074
                                                                     ___________
          Software - 1.1%

               Citrix Systems, Inc.* ..............    3,800             152,532
                                                                     ___________

          TOTAL INFORMATION TECHNOLOGY ..........................      2,480,062
                                                                     ___________
     TELECOMMUNICATION SERVICES - 3.8%

          Wireless Telecommunication Services - 3.8%

               NII Holdings, Inc.* ................    9,000             507,420
                                                                     ___________

          TOTAL TELECOMMUNICATION SERVICES ......................        507,420
                                                                     ___________
          TOTAL COMMON STOCK
             (COST $11,375,147) .................................     12,641,332
                                                                     ___________
SHORT-TERM INVESTMENTS- 4.7%
     BlackRock Liquidity Funds
       TempCash Portfolio -
      Institutional Series .......................  312,115             312,115
     BlackRock Liquidity Funds
       TempFund Portfolio -
      Institutional Series .......................  312,114             312,114
                                                                     ___________
  TOTAL SHORT-TERM INVESTMENTS
     (COST $624,229) ............................................        624,229
                                                                     ___________
    TOTAL INVESTMENTS - 100.0%
     (COST $11,999,376)(1) ......................................    $13,265,561
                                                                     ===========
____________________

*    Non-income producing security.
(1) The cost for Federal income tax purposes is $11,999,922. At June 30, 2006 net unrealized appreciation was $1,265,639. This consisted of aggregate gross unrealized appreciation for all securities for which there was an excess of market value over tax cost of $1,773,544, and aggregate gross unrealized depreciation for all securities for which there was an excess of tax cost over market value of $507,905.

    The accompanying notes are an integral part of the financial statements.

The Roxbury Funds
_________________
  Financial Statements
________________________________________________________________________________


STATEMENTS OF ASSETS AND LIABILITIES
June 30, 2006

                                                                    Small-Cap                  Mid-Cap
                                                                   Growth Fund                  Fund
                                                                  ____________               ____________
Assets:

Investment in securities, at value* ..........................    $200,005,468                $13,265,561
Receivable for fund shares sold ..............................         229,692                      3,303
Receivable for investments sold ..............................       1,580,381                    226,980
Dividends and interest receivable ............................         110,635                      8,666
Other assets ................................................           14,847                        715
                                                                  ____________               ____________

Total assets .................................................     201,941,023                 13,505,225
                                                                  ____________               ____________
Liabilities:

Payable for fund shares redeemed .............................          76,558                     20,000
Payable for investments purchased ............................       2,077,824                          -
Accrued advisory fee .........................................         163,005                        774
Other accrued expenses .......................................          70,091                     50,259
                                                                  ____________               ____________

Total liabilities ............................................       2,387,478                     71,033
                                                                  ____________               ____________

Net Assets ...................................................    $199,553,545                $13,434,192
                                                                  ============                ===========
Net Assets consist of:

Paid-in capital ..............................................    $163,776,177                $10,657,615
Accumulated net investment loss ..............................          (9,884)                    (9,884)
Accumulated net realized gain on investments .................      14,035,794                  1,520,276
Net unrealized appreciation of investments ...................      21,751,458                  1,266,185
                                                                  ____________               ____________

Net Assets ...................................................    $199,553,545                $13,434,192
                                                                  ============                ===========
Net Assets by share class:

     Institutional Shares ....................................    $198,835,461                $   906,942
     Investor Shares .........................................         718,084                 12,527,250
                                                                  ____________                ___________

                                                                  $199,553,545                $13,434,192
                                                                  ============                ===========
Shares of beneficial interest outstanding:

     ($0.01 par value, unlimited authorized shares):
     Institutional Shares ....................................      10,134,482                    143,874
     Investor Shares .........................................          36,773                  1,992,456

Net Asset Value, offering and redemption price per share:

     Institutional Shares ....................................    $      19.62                $      6.30
                                                                  ============                ===========

     Investor Shares .........................................    $      19.53                $      6.29
                                                                  ============                ===========
____________________
*Investments at cost .........................................    $178,254,010                $11,999,376


    The accompanying notes are an integral part of the financial statements.

The Roxbury Funds
_________________

  Financial Statements - continued
________________________________________________________________________________



STATEMENTS OF OPERATIONS
For the Year Ended June 30, 2006                                                                        Small-Cap         Mid-Cap
                                                                                                       Growth Fund         Fund
                                                                                                       ___________       __________

Investment income:

     Dividends..................................................................................       $   555,222       $   73,115
     Interest...................................................................................           288,273           22,041
     Foreign tax withheld ......................................................................                 -              (73)
                                                                                                       ___________       __________

     Total investment income ...................................................................           843,495           95,083
                                                                                                       ___________       __________

Expenses:

     Advisory Fees .............................................................................         1,835,507          105,789
     Administration and accounting fees ........................................................           166,826           47,827
     Custody fees ..............................................................................            46,942           16,666
     Compliance services .......................................................................            21,769            3,439
     Transfer agent fees .......................................................................            46,208           45,132
     Distribution fees-Investor Shares .........................................................               636           32,517
     Reports to shareholders ...................................................................            32,779            3,662
     Trustees' fees ............................................................................            19,256           19,255
     Registration fees .........................................................................            26,754            3,031
     Professional fees .........................................................................            48,938           41,094
     Other .....................................................................................            43,130           10,577
                                                                                                       ___________       __________

            Total expenses before fee waivers and expense reimbursements .......................         2,288,745          328,989
            Expenses waived/reimbursed by Advisor ..............................................                 -          (83,669)
            Sub-administration and accounting fees waived ......................................           (10,384)         (29,436)
                                                                                                       ___________       __________

            Total expenses, net ................................................................         2,278,361          215,884
                                                                                                       ___________       __________

      Net investment loss ......................................................................        (1,434,866)        (120,801)
                                                                                                       ___________       __________

Net realized and unrealized gain (loss) on investments:

      Net realized gain on investments .........................................................        22,362,221        2,142,866
      Net increase (decrease) in unrealized appreciation (depreciation) on investments .........         6,141,847         (469,465)
                                                                                                       ___________       __________

      Net gain on investments ..................................................................        28,504,068        1,673,401
                                                                                                       ___________       __________

Net increase in net assets resulting from operations ...........................................       $27,069,202       $1,552,600
                                                                                                       ===========       ==========



    The accompanying notes are an integral part of the financial statements.

The Roxbury Funds
_________________

  Financial Statements - continued
________________________________________________________________________________



STATEMENTS OF CHANGES IN NET ASSETS
                                                                              Small-Cap                          Mid-Cap
                                                                             Growth Fund                          Fund
                                                                     ____________________________      ___________________________
                                                                        For the Fiscal Years              For the Fiscal Years
                                                                            Ended June 30,                    Ended June 30,
                                                                     ____________________________      ___________________________

                                                                          2006            2005            2006            2005
                                                                     ____________    ____________      ___________    ____________
Increase (Decrease) in Net Assets:

Operations:
     Net investment loss........................................     $ (1,434,866)   $   (975,158)     $  (120,801)   $   (129,784)
     Net realized gain (loss) on investments....................       22,362,221      (5,879,896)       2,142,866          27,648
     Net increase (decrease) in unrealized appreciation
        (depreciation) on investments...........................        6,141,847       9,054,165         (469,465)      1,290,539
                                                                     ____________    ____________      ___________    ____________

Net increase in net assets resulting from operations............       27,069,202       2,199,111        1,552,600       1,188,403
                                                                     ____________    ____________      ___________    ____________
Distributions to shareholders from:
     Net realized gains:
          Institutional shares..................................         (587,594)     (1,490,217)         (42,873)              -
          Investor shares.......................................             (157)           (113)        (459,956)        (24,519)
                                                                     ____________    ____________      ___________    ____________

Total Distributions.............................................         (587,751)     (1,490,330)        (502,829)        (24,519)
                                                                     ____________    ____________      ___________    ____________
Fund share transactions (Note 5):
     Proceeds from shares sold..................................       56,777,873     113,254,520        3,400,953       4,345,305
     Cost of shares issued on reinvestment
        of distributions........................................          553,745       1,348,337          443,330          21,127
     Cost of shares redeemed....................................      (32,171,744)    (17,716,585)      (4,227,668)     (5,512,501)
                                                                     ____________    ____________      ___________    ____________
Net increase (decrease) in net assets from
   Fund share transactions......................................       25,159,874      96,886,272         (383,385)     (1,146,069)
                                                                     ____________    ____________      ___________    ____________

Total increase in net assets ...................................       51,641,325      97,595,053          666,386          17,815

Net Assets:

     Beginning of year..........................................      147,912,220      50,317,167       12,767,806      12,749,991
                                                                     _____________   ____________      ___________    ____________

     End of year................................................     $199,553,545    $147,912,220      $13,434,192    $ 12,767,806
                                                                     ============    ============      ===========    ============

Accumulated net investment loss.................................     $     (9,884)   $          -      $    (9,884)   $          -
                                                                     _____________   ____________      ___________    ____________



    The accompanying notes are an integral part of the financial statements.

The Roxbury Funds
_________________

  Financial Highlights
________________________________________________________________________________



The following tables include selected data for a share outstanding throughout each period and other performance information derived from the financial statements. The total returns in the tables represent the rate an investor would have earned or lost on an investment in the Funds (assuming reinvestment of all dividends and distributions). This information should be read in conjunction with the financial statements and notes thereto.





                                                                                 For the                      For the Period
                                                                       Fiscal Years Ended June 30,          January 2, 2003 (1)
                                                                 ______________________________________          through

                                                                   2006            2005           2004        June 30, 2003
                                                                 ________        ________       _______      _______________

Small-Cap Growth Fund - Institutional Shares
Net Asset Value - Beginning of Period ......................     $  16.66        $  16.75       $ 12.76           $10.00
                                                                 ________        ________       _______           ______

Investment Operations:

     Net investment loss (2) ...............................        (0.15)          (0.17)        (0.25)           (0.09)
     Net realized and unrealized gain on investments........         3.17            0.43          4.64             2.85
                                                                 ________        ________       _______           ______

          Total from investment operations .................         3.02            0.26          4.39             2.76
                                                                 ________        ________       _______           ______

Distributions:

     From net realized gains ...............................        (0.06)          (0.35)        (0.40)               -
                                                                 ________        ________       _______           ______

Net Asset Value - End of Period ............................     $  19.62        $  16.66       $ 16.75           $12.76
                                                                 ========        ========       =======           ======

Total Return ...............................................        18.17%           1.53%        34.67%           27.60%**

Ratios (to average net assets)/Supplemental Data: (3)

     Expenses:
          Including waivers/reimbursements .................         1.24%           1.36%         1.69%            1.75%*
          Excluding waivers/reimbursements .................         1.25%           1.37%         1.79%            9.13%*
     Net investment loss ...................................        (0.78)%         (1.04)%       (1.53)%          (1.45)%*
Portfolio turnover rate ....................................          144%            161%          172%              86%**
Net assets at the end of period (000 omitted) ..............     $198,835        $147,907       $50,317           $8,835
____________________


*    Annualized
**   Not annualized
(1)  Commencement of operations.
(2) The net investment loss per share was calculated using the average shares outstanding method.
(3) For the periods prior to July 1, 2005, the Fund operated as a feeder fund in a master-feeder structure. The expense and net investment loss ratios include expenses allocated from the master fund, WT Investment Trust I - Small Cap Growth Series (the "Series"), and the portfolio turnover rate reflects investment activity of the Series. Effective July 1, 2005, the Fund no longer operates in a master-feeder structure.



    The accompanying notes are an integral part of the financial statements.

The Roxbury Funds
_________________

  Financial Highlights - continued
________________________________________________________________________________



                                                                                                                 For the Period
                                                                                      For the Fiscal          September 30, 2004 (1)
                                                                                        Year Ended                   through
                                                                                       June 30,2006               June 30, 2005
                                                                                      ______________          _____________________
Small-Cap Growth Fund - Investor Shares
Net Asset Value - Beginning of Period ..........................................          $16.62                     $ 15.48
                                                                                          ______                     _______

Investment Operations:

     Net investment loss (2) ...................................................           (0.21)                      (0.15)
     Net realized and unrealized gain on investments ...........................            3.18                        1.64
                                                                                          ______                     _______

          Total from investment operations .....................................            2.97                        1.49
                                                                                          ______                     _______

Distributions:

     From net realized gains ...................................................           (0.06)                      (0.35)
                                                                                          ______                     _______

Net Asset Value - End of Period ................................................          $19.53                     $ 16.62
                                                                                          ======                     =======

Total Return ...................................................................           17.91%                       9.60%**

Ratios (to average net assets)/Supplemental Data: (3)

     Expenses:
          Including waivers/reimbursements .....................................            1.49%                       1.60%*
          Excluding waivers/reimbursements .....................................            1.52%                     236.10%*
     Net investment loss .......................................................           (1.02)%                     (1.28)%*
Portfolio turnover rate ........................................................             144%                        161%**
Net assets at the end of period (000 omitted) ..................................          $  718                     $     5
____________________


*    Annualized
**   Not annualized
(1)  Commencement of operations.
(2) The net investment loss per share was calculated using the average shares method.
(3) For the period prior to July 1, 2005, the Fund operated as a feeder fund in a master-feeder structure. The expense and net investment loss ratios include expenses allocated from the master fund, WT Investment Trust I - Small Cap Growth Series (the "Series"), and the portfolio turnover rate reflects investment activity of the Series. Effective July 1, 2005, the Fund no longer operates in a master-feeder structure.



    The accompanying notes are an integral part of the financial statements.

The Roxbury Funds
_________________

  Financial Highlights - continued
________________________________________________________________________________





                                                                                                                  For the Period
                                                                                      For the Fiscal            February 8, 2005 (1)
                                                                                        Year Ended                    through
                                                                                      June 30, 2006                June 30, 2005
                                                                                      ______________            ___________________
Mid-Cap Fund - Institutional Shares
Net Asset Value - Beginning of Period ..........................................          $ 5.84                      $ 5.75
                                                                                          ______                      ______

Investment Operations:

     Net investment loss (2) ...................................................           (0.04)                      (0.02)
     Net realized and unrealized gain on investments ...........................            0.72                        0.11
                                                                                          ______                      ______

          Total from investment operations .....................................            0.68                        0.09
                                                                                          ______                      ______

Distributions:

     From net realized gains ...................................................           (0.22)                          -
                                                                                          ______                      ______

Net Asset Value - End of Period ................................................          $ 6.30                      $ 5.84
                                                                                          ======                      ======

Total Return ...................................................................           11.84%                       1.57%**

Ratios (to average net assets)/Supplemental Data: (3)

     Expenses:
          Including waivers/reimbursements .....................................            1.30%                       1.30%*
          Excluding waivers/reimbursements .....................................            2.09%                       3.50%*
     Net investment loss .......................................................           (0.63)%                     (0.86)%*
Portfolio turnover rate ........................................................             110%                        110%**
Net assets at the end of period (000 omitted) ..................................          $  907                      $1,079
____________________


*    Annualized
**   Not annualized
(1)  Commencement of operations.
(2) The net investment loss per share was calculated using the average shares outstanding method.
(3) For the period prior to July 1, 2005, the Fund operated as a feeder fund in a master-feeder structure. The expense and net investment loss ratios include expenses allocated from the master fund, WT Investment Trust I - Mid Cap Series (the "Series"), and the portfolio turnover rate reflects the investment activity of the Series. Effective July 1, 2005, the Fund no longer operates in a master-feeder structure.



    The accompanying notes are an integral part of the financial statements.

The Roxbury Funds
_________________

  Financial Highlights - continued
________________________________________________________________________________




                                                                              For the Fiscal Years Ended June 30,
                                                                 _____________________________________________________________

                                                                  2006          2005         2004          2003         2002
                                                                 _______       _______      _______       ______       _______

Mid-Cap Fund - Investor Shares
Net Asset Value - Beginning of Year .........................    $  5.84       $  5.38      $  4.24       $ 4.32       $  5.55
                                                                 _______       _______      _______       ______       _______

Investment Operations:

     Net investment loss (2) ................................      (0.05)        (0.05)       (0.05)       (0.05)        (0.06)
     Net realized and unrealized gain (loss) on investments..       0.72          0.52         1.19        (0.03)        (1.08)
                                                                 _______       _______      _______       ______       _______

          Total from investment operations ..................       0.67          0.47         1.14        (0.08)        (1.14)
                                                                 _______       _______      _______       ______       _______

Distributions:

     From net realized gains ................................      (0.22)        (0.01)           -            -         (0.09)
                                                                 _______       _______      _______       ______       _______

     Net Asset Value - End of Year ..........................    $  6.29       $  5.84      $  5.38       $ 4.24       $  4.32
                                                                 =======       =======      =======       ======       =======

Total Return ................................................      11.67%         8.75%       26.89%       (1.85)%      (20.82)%

Ratios (to average net assets)/Supplemental Data: (3)

     Expenses:
          Including expense limitations .....................       1.55%         1.55%        1.55%        1.55%         1.55%
          Excluding expense limitations .....................       2.35%         2.59%        5.18%       38.22%        63.66%
     Net investment loss ....................................      (0.88)%       (1.03)%      (1.05)%      (1.07)%       (1.30)%
Portfolio turnover rate .....................................        110%          110%          79%         119%          116%
Net assets at the end of year (000 omitted) .................    $12,527       $11,689      $12,750       $1,037       $   508
____________________


*    Annualized
**   Not annualized
(1)  Commencement of operations.
(2) The net investment loss per share was calculated using the average shares outstanding method.
(3) For the periods prior to July 1, 2005, the Fund operated as a feeder fund in a master-feeder structure. The expense and net investment loss ratios include expenses allocated from the master fund, WT Investment Trust I - Mid Cap Series (the "Series"), and the portfolio turnover rate reflects the investment activity of the Series. Effective July 1, 2005, the Fund no longer operates in a master-feeder structure.



    The accompanying notes are an integral part of the financial statements.

The Roxbury Funds
_________________

  Notes to Financial Statements
________________________________________________________________________________



1. Decription of the Fund. WT Mutual Fund (the "Trust") is registered under the Investment Company Act of 1940, as amended, (the "1940 Act") as an open-end management investment company and was organized as a Delaware business trust on June 1, 1994. The Amended and Restated Agreement and Declaration of Trust permits the Board of Trustees (the "Trustees") to establish series of shares, each of which constitutes a series separate and distinct from the shares of other series. As of June 30, 2006, the Trust offered 27 series, two of which are included in these financial statements. The two series included are: Roxbury Small-Cap Growth Fund ("Small-Cap Growth Fund") and Roxbury Mid-Cap Fund ("Mid-Cap Fund") (each, a "Fund" and collectively, the "Funds").

     Each Fund offers two classes of shares: Institutional Shares and Investor Shares. All classes of shares have identical voting, dividend and liquidation rights. Institutional Shares are offered to retirement plans and other institutional investors. Investor Shares are available to all investors and are subject to a shareholder servicing fee.

     Effective July 1, 2005, the Funds' investment structure was changed from a master-feeder structure to a stand-alone mutual fund, whereby each Fund directly invests in securities. The restructuring was accomplished through a redemption by each Fund of its investment in its corresponding master fund, whereby the master fund distributed to the Fund its pro rata portion of assets and liabilities in a tax-free, in-kind distribution. No change in the investment adviser, its services or fees occurred as a result of the restructuring.

2. Significant Accounting Policies. The following is a summary of the significant accounting policies of the Funds:

     Security Valuation. Securities held by the Funds which are listed on a securities exchange and for which market quotations are available are valued at the last quoted sale price of the day, or, if there is no such reported sale, securities are valued at the mean between the most recent quoted bid and ask prices. Securities traded on The Nasdaq Stock Market, Inc. ("NASDAQ") are valued in accordance with the NASDAQ Official Closing Price, which may not be the last sale price. Price information for listed securities is taken from the exchange where the security is primarily traded. Unlisted securities for which market quotations are readily available are valued at the most recent bid prices. Securities with a remaining maturity of 60 days or less are valued at amortized cost, which approximates market value, unless the Trustees determine that this does not represent fair value. Securities that do not have a readily available current market value are valued in good faith using procedures adopted by the Trustees.

     Federal Income Taxes. Each Fund is treated as a separate entity for Federal income tax purposes and intends to continue to qualify as a "regulated investment company" under Subchapter M of the Internal Revenue Code of 1986, as amended, and to distribute substantially all of its income to its shareholders. Therefore, no Federal income tax provision has been made.

     On July 13, 2006, the Financial Accounting Standards Board (FASB) released FASB Interpretation No. 48 "Accounting for Uncertainly in Income Taxes" (FIN 48). FIN 48 provides guidance for how uncertain tax positions should be recognized, measured, presented and disclosed in the financial statements. FIN 48 requires the evaluation of tax positions taken or expected to be taken in the course of preparing the Trust's tax returns to determine whether the tax positions are "more-likely-than-not" of being sustained by the applicable tax authority. Tax positions not deemed to meet the more-likely-than-not threshold would be recorded as a tax benefit or expense in the current year. Adoption of FIN 48 is required for fiscal years beginning after December 15, 2006 and is to be applied to all open tax years as of the effective date. At this time, management is evaluating the implications of FIN 48 and its impact in the financial statements has not yet been determined.

The Roxbury Funds
_________________

  Notes to Financial Statements - continued
________________________________________________________________________________



     Security Transactions and Investment Income. Investment security transactions are accounted for on a trade date basis. Each Fund uses the specific identification method for determining realized gains and losses on investments for both financial and Federal income tax reporting purposes. Interest income is recorded on the accrual basis and includes the amortization of premium and the accretion of discount. Dividend income is recorded on the ex-dividend date. The Funds record expenses as incurred. Common expenses of the Trust are allocated on a pro rata basis among the series based on relative net assets.

     Class Accounting. In calculating net asset value per share for each class, investment income, realized and unrealized gains and losses and expenses other than class specific expenses, are allocated daily to each class of shares based upon the proportion of net assets of each class at the beginning of each day. Expenses relating to a specific class are charged directly to that class.

     Distributions to Shareholders. Dividends and distributions to shareholders are recorded on the ex-dividend date. Distributions from net investment income and net realized gains, if any, will be declared and paid annually.

     Use of Estimates in the Preparation of Financial Statements. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3. Fees and Other Transactions with Affiliates. Roxbury Capital Management, LLC ("Roxbury") serves as investment adviser to each of the Funds. For its services, Roxbury receives a fee from each Fund at an annual rate as follows:

                                         % of Average Daily Net Assets
                               _________________________________________________

     Small-Cap Growth Fund ... 1.00% up to $1 billion; 0.95% of next $1 billion;
                               and 0.90% in excess of $2 billion

     Mid-Cap Fund ............ 0.75% up to $1 billion; 0.70% of next $1 billion;
                               and 0.65% in excess of $2 billion

     Roxbury has contractually agreed to waive a portion of its advisory fee or reimburse for other operating expenses (excluding taxes, extraordinary expenses, brokerage commissions and interest) to the extent that total annual Fund operating expenses, excluding class-specific expenses (such as Rule 12b-1 or shareholder services fees), exceed the following percentages of average daily net assets:

                                                Expense Cap     Expiration Date
                                               _____________   _________________

     Mid-Cap Fund
          Institutional Shares .............           1.30%    November 1, 2015
          Investor Shares ..................           1.55%    November 1, 2015

     The Funds' Chief Compliance Officer is employed and compensated by RSMC. Effective May 1, 2006, Rodney Square Management Corporation ("RSMC"), an affiliate of Roxbury, provides compliance services to the Funds pursuant to a Compliance Services Agreement. For these services, the Trust pays RSMC an annual fee equal to three-fourths of the Chief Compliance Officer's total compensation. Prior to May 1, 2006, RSMC provided compliance services to the Funds pursuant to a Compliance, Support and Recordkeeping Services Agreement. For those services RSMC, received a service fee at an annual rate of 0.012% of each Fund's average daily net assets plus an annual fee equal to three-fourths of the Chief Compliance Officer's total compensation. The fees for these services for the year ended June 30, 2006 are shown separately on the statement of operations.

The Roxbury Funds
_________________

  Notes to Financial Statements - continued
________________________________________________________________________________



     Effective May 1, 2006, RSMC provides administrative services to the Funds pursuant to an Administration Agreement. For these services, the Trust pays RSMC a fee at the annual rate of 0.0185% of the Trust's first $2 billion of total aggregate daily net assets; 0.0175% of the Trust's next $2 billion of total aggregate daily net assets; 0.125% of the Trust's next $2 billion of total aggregate daily net assets; and 0.0080% of the Trust's total aggregate daily net assets in excess of $6 billion. The fees paid to RSMC for these services for the year ended June 30, 2006 amounted to $5,588 and $377 for the Small-Cap Growth and Mid-Cap Funds, respectively.

     PFPC Inc. provides sub-administration and accounting services pursuant to an agreement with RSMC and the Trust for which it receives fees directly from the Funds.

     Compensation of Trustees and Officers. Except for the Funds' Chief Compliance Officer, Trustees and Officers of the Funds who are employees or officers of RSMC or WTIM do not receive any compensation from the Funds. Trustees of the Funds, who are not employees or officers of RSMC or WTIM, receive compensation and reimbursement of expenses from the Funds. Under a Deferred Compensation Plan (the "Plan") adopted August 15, 2002, a disinterested Trustee may elect to defer receipt of all, or a portion, of their annual compensation. Deferred amounts are invested in shares of a series of the Trust and remain so until distributed in accordance with the Plan. Trustees' fees reflected in the accompanying financial statements include total compensation earned, whether elected to be paid in cash or deferred under the Plan.

     Shareholder Servicing Fees. The Trustees have adopted a separate Shareholder Servicing Plan which allows the Funds to obtain the services of Roxbury and other qualified financial institutions to act as shareholder servicing agents for their customers. Under the plan, the Small-Cap Growth and Mid-Cap Funds pay shareholder servicing agents, including Roxbury, a maximum annual amount at a rate of 0.25% of average daily net assets of the Funds' Investor Shares.

     Wilmington Trust Company ("WTC"), an affiliate of Roxbury, serves as custodian to the Trust and PFPC Trust Company serves as sub-custodian to the Trust. The Funds pay WTC for its services as custodian and WTC pays PFPC Trust Company for its services as sub-custodian. The fees for these services for the year ended June 30, 2006 are shown separately in the statements of operations.

4. Investment Securities Transactions. During the year ended June 30, 2006, purchases and sales of investment securities (excluding short-term investments) were as follows:

                                                     Small-Cap       Mid-Cap
                                                    Growth Fund       Fund
                                                   _____________   ___________

     Purchases ................................   $290,294,074     $14,919,375
     Sales ....................................    258,786,494      16,483,680

The Roxbury Funds
_________________

  Notes to Financial Statements - continued
________________________________________________________________________________



5. Capital Share Transactions. Transactions in shares of capital stock for the year ended June 30, 2006 for the Institutional Shares and Investor Shares of each Fund were as follows:


                                                            Institutional Shares              Investor Shares
                                                       ____________________________      _________________________

                                                         Shares           Dollars         Shares         Dollars
                                                       __________      ____________      ________      ___________
Small-Cap Growth Fund
_____________________

Sold .............................................      2,896,074      $ 56,037,032        37,434      $   740,841
Issued on reinvestment of distributions ..........         30,467           553,588             7              157
Redeemed .........................................     (1,670,273)      (32,151,705)         (998)         (20,039)
                                                       __________      ____________      ________      ___________

Net increase .....................................      1,256,268      $ 24,438,915        36,443      $   720,959
                                                       ==========      ============      ========      ===========
Mid-Cap Fund
____________

Sold .............................................         36,809      $    228,759       510,510      $ 3,172,194
Issued on reinvestment of distributions ..........          7,181            42,873        67,191          400,457
Redeemed .........................................        (84,739)         (533,930)     (586,601)      (3,693,738)
                                                       __________      ____________      ________      ___________

Net decrease .....................................        (40,749)     $   (262,298)       (8,900)     $  (121,087)
                                                       ==========      ============      ========      ===========

Transactions in shares of capital stock for the year ended June 30, 2005 for the Institutional Shares and Investor Shares of each
Fund were as follows:

                                                            Institutional Shares              Investor Shares
                                                       ____________________________      _________________________

                                                         Shares           Dollars         Shares         Dollars
                                                       __________      ____________      ________      ___________
Small-Cap Growth Fund
_____________________

Sold .............................................      6,902,121      $113,249,520           323      $     5,000
Issued on reinvestment of distributions ..........         80,013         1,348,224             7              113
Redeemed .........................................     (1,107,311)      (17,716,585)            -                -
                                                       __________      ____________      ________      ___________

Net increase .....................................      5,874,823      $ 96,881,159           330      $     5,113
                                                       ==========      ============      ========      ===========
Mid-Cap Fund
____________

Sold .............................................        234,631      $  1,347,832       569,871      $ 2,997,473
Issued on reinvestment of distributions ..........              -                 -         3,806           21,127
Redeemed .........................................        (50,008)         (282,574)     (941,901)      (5,229,927)
                                                       __________      ____________      ________      ___________

Net increase (decrease) ..........................        184,623      $  1,065,258      (368,224)     $(2,211,327)
                                                       ==========      ============      ========      ===========

The Roxbury Funds
_________________

  Notes to Financial Statements - continued
________________________________________________________________________________



6. Federal Tax Information. Distributions to shareholders from net investment income and realized gains are determined in accordance with Federal income tax regulations, which may differ from net investment income and realized gains recognized for financial reporting purposes. Additionally, net short-term realized gains are treated as "ordinary income" for tax purposes. Accordingly, the character of distributions and composition of net assets for tax purposes may differ from those reflected in the accompanying financial statements. To the extent these differences are permanent, such amounts are reclassified within the capital accounts based on the tax treatment; temporary differences do not require such reclassification. At June 30, 2006, the following reclassifications were made within the capital accounts to reflect permanent differences relating to net operating losses:




                                                                Small-Cap           Mid-Cap
                                                               Growth Fund           Fund
                                                               ___________        __________

Accumulated net investment loss .............................  $ 1,424,982         $ 110,917
Accumulated net realized gain (loss) on investments .........   (1,424,982)         (110,917)

In connection with the change in investment structure discussed in Note 1, the Small-Cap Growth and Mid-Cap Funds made the following reclassifications:

                                                                Small-Cap           Mid-Cap
                                                               Growth Fund           Fund
                                                               ___________        __________

Paid-in-capital .............................................  $(1,439,241)            $(145)
Net unrealized appreciation (depreciation) of investments ...    1,439,241               145

The tax character of distributions paid during the years ended June 30, 2006 and June 30, 2005 was as follows:

                                                                Small-Cap           Mid-Cap
                                                               Growth Fund           Fund
                                                               ___________        __________

Year ended June 30, 2006
Ordinary income .............................................  $         -          $236,059
Long-term capital gains .....................................      587,751           266,770
                                                               ___________          ________

     Total distributions ....................................  $   587,751          $502,829
                                                               ===========          ========

Year ended June 30, 2005
Ordinary income .............................................  $ 1,448,188          $      -
Long-term capital gains .....................................       42,142            24,519
                                                               ___________          ________

     Total distributions ....................................  $ 1,490,330          $ 24,519
                                                               ===========          ========

As of June 30, 2006, the components of accumulated earnings on a tax basis were as follows:

                                                                Small-Cap           Mid-Cap
                                                               Growth Fund           Fund
                                                               ___________        __________

Undistributed ordinary income ...............................  $ 9,030,485        $   28,620
Undistributed long-term capital gains .......................    6,128,177         1,492,202
Temporary differences .......................................       (9,884)           (9,884)
Net unrealized appreciation of investments ..................   20,628,590         1,265,639
                                                               ___________        __________

Total accumulated earnings ..................................  $35,777,368        $2,776,577
                                                               ===========        ==========

The Roxbury Funds
_________________

  Notes to Financial Statements - continued
________________________________________________________________________________



     The differences between book basis and tax basis components of accumulated earnings are primarily attributable to tax deferral of losses on wash sales and deferred compensation of trustees.

     During the fiscal year ended June 30, 2006, the Small-Cap Growth Fund and Mid-Cap Fund utilized $2,354,379 and $6,153, respectively, of capital loss carryforwards.

7. Contractual Obligations. The Funds enter into contracts in the normal course of business that contain a variety of indemnifications. The Funds' maximum exposure under these arrangements is unknown. However, the Funds have not had prior claims or losses pursuant to these contracts. Management has reviewed the Funds' existing contracts and expects the risk of loss to be remote.

8. Subsequent Events. The Board of Trustees has approved a plan to reorganize (the "Reorganization") each of the Funds, subject to shareholder approval, into a newly created series of The Roxbury Funds, a Delaware statutory trust. The name of each series of the Roxbury Funds will be identical to that of its corresponding Fund. It is anticipated a special shareholder meeting will be held in October 2006 to consider the issue.

The Roxbury Funds
_________________

  Report of Ernst & Young LLP, Independent Registered Public Accounting Firm
________________________________________________________________________________



To the Shareholders and Trustees of WT Mutual Fund:

We have audited the accompanying statements of assets and liabilities, including the schedules of investments, of Roxbury Small Cap Growth Fund and Roxbury Mid Cap Fund (the "Funds") (two of the series constituting WT Mutual Fund) as of June 30, 2006, and the related statements of operations for the year then ended, statements of changes in net assets for each of the two years in the period then ended, and financial highlights for each of the periods indicated therein. These financial statements and financial highlights are the responsibility of the Funds' management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. We were not engaged to perform an audit of the Funds' internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of June 30, 2006, by correspondence with the custodian and brokers. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Roxbury Small Cap Growth Fund and Roxbury Mid Cap Fund series of WT Mutual Fund at June 30, 2006, the results of their operations for the year then ended, the changes in their net assets for each of the two years in the period then ended, and their financial highlights for each of the periods indicated therein, in conformity with U.S. generally accepted accounting principles.

                                                           /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
August 11, 2006

The Roxbury Funds
_________________

  Tax Information (Unaudited)
________________________________________________________________________________



For the fiscal year ended June 30, 2006 certain dividends may be subject to a maximum tax rate of 15%, as provided for by the Jobs and Growth Tax Relief Reconciliation Act of 2003. For individual shareholders, a percentage of their ordinary income distribution (dividend income plus short-term gains, if any) may qualify for a maximum tax rate of 15%. Complete information is computed and reported in conjunction with your Form 1099-DIV.

The percentage of ordinary income distributions that qualify is as follows:


                                                        Qualified
                                                        Dividends
                                                        _________

        Mid-Cap Fund ............................         21.8%

For corporate shareholders, 21.8% of the ordinary income distributions (dividend income plus short-term gains, if any) for the Mid-Cap Fund qualify for the dividends-received deduction.

Pursuant to Section 852 of the Internal Revenue Code of 1986, as amended, the Small Cap Growth Fund and Mid-Cap Fund paid capital gain distributions (from net long-term capital gains) during the fiscal year ended June 30, 2006 as follows:


                                               Capital Gain    Capital Gain
                                                Per Share      Distribution
                                               ____________    ____________

        Small-Cap Growth Fund .............        $0.06          $587,751
        Mid-Cap Fund ......................         0.12           266,770

In January 2007, shareholders of the Funds will receive Federal income tax information on all distributions paid to their accounts in the calendar year 2006, including any distributions paid between June 30, 2006 and December 31, 2006.

The Roxbury Funds
_________________

  Trustees and Officers
________________________________________________________________________________



WT Mutual Fund (the "Trust") is governed by a Board of Trustees (the "Trustees"). The primary responsibility of the Trustees of the Trust is to represent the interest of the Trust's shareholders and to provide oversight management of the Trust.

The following table presents certain information regarding the Trustees and Officers of the Trust. Each person listed under "Interested Trustee" below is an "interested person" of the Trust's investment advisers, within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act"). Each person who is not an "interested person" of the Trust's investment advisers or the Trust within the meaning of the 1940 Act is referred to as an "Independent Trustee" and is listed under such heading below.

Unless specified otherwise, the address of each Trustee and Officer as it related to the Trust is 1100 N. Market Street, Wilmington, DE 19890.

The Statement of Additional Information for the Trust contains additional information about the Trust's Trustees and is available, without charge, upon request, by calling (800) 336-9970 or by visiting the Funds' website at www.RoxburyFunds.com.

INTERESTED TRUSTEES



                                                                                                    Number of
                                                                                                     Funds in
                                                                              Principal                Fund        Other
                            Position(s)       Term of Office and            Occupation(s)            Complex    Directorships
        Name and             Held with          Length of Time               During Past           Overseen by    Held by
      Date of Birth            Trust                Served                    Five Years             Trustee      Trustee
________________________  _______________   _______________________    ________________________    ___________  _____________

NEIL WOLFSON (1)          Trustee,          Shall serve at the         Chief Investment Officer        27           None
                          President and     pleasure of the Board      of Wilmington Trust
Date of Birth: 6/64       Chief Executive   and until successor is     Investment Management,
                          Officer           elected and qualified.     LLC ("WTIM")
                                            Trustee since September    since July 2004;
                                            2005; President and        Previously, Partner with
                                            Chief Executive Officer    KPMG from 1996 to
                                            since January 2006.        2004.

ROBERT J. CHRISTIAN (2)   Trustee           Shall serve until          Executive Vice President        27           None
                                            death, resignation or      and Chief Investment
Date of Birth: 2/49                         removal. Trustee           Officer of Wilmington
                                            since October 1998;        Trust Company from
                                            President and              1996 to 2005; President
                                            Chairman of the            of Rodney Square
                                            Board from October         Management Corporation
                                            1998 to January            ("RSMC") from 1996 to
                                            2006.                      2005; Vice President of
                                                                       RSMC from 2005 to
                                                                       2006.
____________________


(1) Mr. Wolfson is an "Interested Trustee" by reason of his position as Chief Investment Officer of Wilmington Trust Investment Management, LLC ("WTIM"), an affiliate of RSMC.

(2) Mr. Christian is an "Interested Trustee" by reason of his former position as President of RSMC, an investment adviser to the Trust. As of February, 2006, Mr. Christian is no longer employed by RSMC but is considered an "Interested Trustee".

The Roxbury Funds
_________________

  Trustees and Officers - continued
________________________________________________________________________________



INDEPENDENT TRUSTEES

                                                                                                    Number of
                                                                                                     Funds in
                                                                              Principal                Fund        Other
                            Position(s)       Term of Office and            Occupation(s)            Complex    Directorships
        Name and             Held with          Length of Time               During Past           Overseen by    Held by
      Date of Birth            Trust                Served                    Five Years             Trustee      Trustee
________________________  _______________   _________________________  __________________________  ___________  _____________

ROBERT ARNOLD             Trustee           Shall serve until death,   Founder and co-manager,         27       First Potomac Realty
                                            resignation or removal.    R. H. Arnold & Co., Inc.                 Trust (real estate
Date of Birth: 3/44                         Trustee since May 1997.    (investment banking                      investment trust).
                                                                       company) since 1989.

DR. ERIC BRUCKER          Trustee           Shall serve until death,   Professor of Economics,         27           None
                                            resignation or removal.    Widener University since
Date of Birth: 12/41                        Trustee since October      July 2004; formerly,
                                            1999.                      Dean, School of Business
                                                                       Administration of
                                                                       Widener University from
                                                                       2001 to 2004; Dean,
                                                                       College of Business,
                                                                       Public Policy and Health
                                                                       at the University of Maine
                                                                       from September 1998 to
                                                                       June 2001.

NICHOLAS GIORDANO         Trustee and       Shall serve until death,   Consultant, financial           27       Kalmar Pooled
                          Chairman of the   resignation or removal.    services organizations                   Investment Trust;
Date of Birth: 3/43       Board             Trustee since October      from 1997 to present;                    Independence Blue
                                            1998; Chairman of the      Interim President, LaSalle               Cross; and IntriCon
                                            Board since January        University from 1998 to                  Corporation
                                            2006.                      1999.                                    (industrial furnaces
                                                                                                                and ovens).

LOUIS KLEIN, JR.          Trustee           Shall serve until death,   Self-employed financial         32       CRM Mutual Fund
                                            resignation or removal.    consultant since 1991.                   Trust (since June
Date of Birth: 5/35                         Trustee since October                                               2005); WHX
                                            1999.                                                               Corporation
                                                                                                                (industrial
                                                                                                                manufacturer).

CLEMENT C. MOORE, II      Trustee           Served as Trustee from     Managing Partner,               32       CRM Mutual Fund
                                            October 1999 until his     Mariemont Holdings,                      Trust (since June
Date of Birth: 9/44                         resignation in July 2006.  LLC, (real estate holding                2005)
                                                                       and development
                                                                       company) since 1980.

JOHN J. QUINDLEN          Trustee           Shall serve until death,   Retired since 1993.             27          None
                                            resignation or removal.
Date of Birth: 5/32                         Trustee since October
                                            1999.

MARK A. SARGENT           Trustee           Shall serve until death,   Dean and Professor of           27          None
                                            resignation or removal.    Law, Villanova University
Date of Birth: 4/51                         Trustee since November     School of Law since July
                                            2001.                      1997.

The Roxbury Funds
_________________

  Trustees and Officers - continued
________________________________________________________________________________


EXECUTIVE OFFICERS

                                                                                                    Number of
                                                                                                     Funds in
                                                                              Principal                Fund         Other
                            Position(s)       Term of Office and            Occupation(s)            Complex    Directorships
     Name, Address           Held with          Length of Time               During Past           Overseen by     Held by
   and Date of Birth           Trust                Served                    Five Years             Trustee       Trustee
________________________  _______________   _______________________    ________________________    ___________  _____________

ERIC K. CHEUNG            Vice President    Shall serve at             Vice President,                 N/A           N/A
                                            pleasure of the Board      Wilmington Trust
1100 North Market Street                    and until successor is     Company since 1986; and
Wilmington, DE 19890                        elected and qualified.     Vice President and
Date of Birth: 12/54                        Officer since October      Director, RSMC since
                                            1998.                      2001.

JOSEPH M. FAHEY, JR.      Vice President    Shall serve at the         Vice President, RSMC            N/A           N/A
                                            pleasure of the Board      since 1992.
1100 North Market Street                    and until successor is
Wilmington, DE 19890                        elected and qualified.
Date of Birth: 1/57                         Officer since November
                                            1999.

JOHN J. KELLEY            Vice President,   Shall serve at the         Vice President of RSMC          N/A           N/A
                          Chief Financial   pleasure of the Board      since July 2005; Vice
1100 North Market Street  Officer,          and until successor is     President of PFPC Inc.
Wilmington, DE 19890      Treasurer &       elected and qualified.     from January 2005 to July
Date of Birth: 9/59       Secretary         Officer since September    2005; Vice President of
                                            2005.                      Administration, 1838
                                                                       Investment Advisors, LP
                                                                       from 1999 to 2005; Chief
                                                                       Compliance Officer, 1838
                                                                       Investment Advisors, LP
                                                                       from 2004 to 2005.

WILLIAM P. RICHARDS, JR.  Vice President    Shall serve at the         Managing Director,              N/A           N/A
                                            pleasure of the Board      Roxbury Capital
100 Wilshire Boulevard                      and until successor is     Management LLC
Suite 1000                                  elected and qualified.     (registered investment
Santa Monica, CA 90401                      Officer since November     adviser) since 1998.
Date of Birth: 11/36                        2004.

ANNA M. BENCROWSKY        Chief             Shall serve at the         Chief Compliance                N/A           N/A
                          Compliance        pleasure of the Board      Officer, RSMC since
1100 North Market Street  Officer           and until successor is     2004; Vice President and
Wilmington, DE 19890                        elected and qualified;     Chief Compliance
Date of Birth: 5/51                         Officer since September    Officer, 1838 Investment
                                            2004.                      Advisors, LP from 1998
                                                                       to 2004.

The Roxbury Funds (Unaudited)
_____________________________

________________________________________________________________________________

Voting Proxies on Fund Portfolio Securities

A description of the policies and procedures that the Trust used to determine how to vote proxies relating to securities held in the Trust's portfolios is available without charge, on the SEC's website at http://www.sec.gov. Information regarding how the investment adviser voted proxies for the most recent twelve month period ended June 30, 2006 is available without charge, on the SEC's website listed above.